                                                                     EXHIBIT 4.2

================================================================================


                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         TANNING TECHNOLOGY CORPORATION

                                      and

                    the parties listed as signatories hereto



                           Dated as of July 20, 1999


================================================================================

                               TABLE OF CONTENTS


ARTICLE I  DEFINITIONS................................................. 2

   Section 1.1. Definitions............................................ 2

ARTICLE II  REPRESENTATIONS AND WARRANTIES............................. 4

   Section 2.1. Representations and Warranties......................... 4

ARTICLE III REGISTRATION RIGHTS........................................ 4

   Section 3.1. Demand Registrations................................... 4
   Section 3.2. Piggyback Registration................................. 5
   Section 3.3. Holdback Agreements.................................... 7
   Section 3.4. Registration Procedures................................ 8
   Section 3.5. Registration Expenses..................................10
   Section 3.6. Indemnification........................................11
   Section 3.7. Participation in Underwritten Registrations............13
   Section 3.8. Current Public Information.............................14
   Section 3.9. Cooperation............................................14

ARTICLE IV TERMINATION.................................................14

ARTICLE V GENERAL PROVISIONS...........................................15

   Section 5.1. Effective Date.........................................15
   Section 5.2. Exclusive Agreement; No Third-Party Beneficiaries......15
   Section 5.3. Governing Law, Etc.....................................15
   Section 5.4. Successors and Assigns.................................16
   Section 5.5. Severability...........................................16
   Section 5.6. Notices................................................16
   Section 5.7. Counterparts; Facsimile Signatures.....................17
   Section 5.8. Interpretation.........................................17
   Section 5.9. Amendment..............................................17
   Section 5.10. Extension; Waiver.....................................18
   Section 5.11. Enforcement of Agreement..............................18
   Section 5.12. Further Assurances....................................18

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, is made as of July __, 1999 (this "Agreement"), by and among Tanning Technology Corporation, a
                     ---------
Delaware corporation (the "Company"), Courtney Rose Corporation, a Colorado
                           -------
corporation ("Courtney"), WinSoft Corporation, a Colorado corporation
              --------
("WinSoft"), Hippeli Enterprises, Inc., a Colorado corporation ("Hippeli"),
  -------                                                        -------
Stephen Brobst, (Courtney, WinSoft, Hippeli and Stephen Brobst are collectively referred to herein as the "Original Members"), Tanning Family Partnership,
                           ----------------
L.L.L.P. ("TFP"), Larry G. Tanning, Christine A. Tanning, Larry G. Tanning Irrevocable Trust for the Benefit of His Lineal Descendants ("LGT Trust"),
                                                              ---------
Christine A. Tanning Irrevocable Trust for the Benefit of Her Lineal Descendants ("CAT Trust"), Bipin Agarwal, Toni Hippeli and Henry Skelsey (the Original
  ---------
Members and TFP, Larry G. Tanning, Christine A. Tanning, LGT Trust, CAT Trust, Bipin Agarwal, Toni Hippeli and Henry Skelsey are referred to herein as the "Tanning Parties"), AEA Tanning Investors Inc., a Delaware corporation ("AEA"),
 ---------------                                                         ---
TTC Investors I LLC, a Delaware limited liability company ("TTC I"), TTC
                                                            -----
Investors II LLC, a Delaware limited liability company ("TTC II"), TTC Investors
                                                         ------
IA LLC, a Delaware limited liability company ("TTC IA") and TTC Investors IIA
                                               ------
LLC, a Delaware limited liability company ("TTC IIA"), (AEA, TTC I, TTC II, TTC IA and TTC IIA are collectively referred to herein as "TTC").
                                                       ---

          WHEREAS, the Company, the Tanning Parties (with the exception of Henry Skelsey) and TTC are party to a Registration Rights Agreement dated as of January 31, 1997, as amended prior to the date hereof, (the "Original
                                                             --------
Registration Rights Agreement");
-----------------------------

          WHEREAS, the parties to the Original Registration Rights Agreement desire to make certain changes to such Original Registration Rights Agreement, including adding Henry Skelsey as a party thereto, and to amend and restate such Original Registration Rights Agreement to read in its entirety as set forth below;

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1.  Definitions.
                        -----------

          "Agreement":  as defined in the preamble to this Agreement.
           ---------

          "Board of Directors":  the board of directors of the Company.
           ------------------

          "CAT Trust":  as defined in the preamble to this Agreement.
           ---------

          "Commission":  the Securities and Exchange Commission or any other
           ----------
Federal agency at the time administering the Securities Act.

          "Common Stock":  the common stock of the Company (all classes) now or
           ------------
hereafter authorized to be issued.

          "Company":  as defined in the preamble to this Agreement.
           -------

          "Courtney":  as defined in the preamble to this Agreement.
           --------

          "Demand Registrations":  as defined in Section 3.1(a).
           --------------------

          "Director":  a member of the Board of Directors.
           --------

          "Effective Date":  as defined in Section 5.1.
           --------------

          "Exchange Act":  the Securities Exchange Act of 1934, as amended, and
           ------------
the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Hippeli":  as defined in the preamble to this Agreement.
           -------

          "LGT Trust":  as defined in the preamble to this Agreement.
           ---------

          "Original Registration Rights Agreement":  as defined in the preamble
           --------------------------------------
to this Agreement.

          "Person":  any natural person, corporation, partnership, firm,
           ------
association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          "Piggyback Registration":  as defined in Section 3.2(a).
           ----------------------

          "Registrable Securities":  (i) any shares of Common Stock owned by, or
           ----------------------
otherwise hereafter acquired by, TTC or the Tanning Parties and (ii) any securities issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

          "Registration Expenses":  as defined in Section 3.5(a).
           ---------------------

          "Securities Act":  the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

          "Shareholders":  TTC and the Tanning Parties.
           ------------

          "Shares":  shares of Common Stock.
           ------

          "Short-Form Registrations":  as defined in Section 3.1(a).
           ------------------------

          "Stock Purchase Agreement":  the Stock Purchase Agreement, dated as of
           ------------------------
December 24, 1996, as amended and supplemented, among the Company, the Tanning Parties, Stephen Brobst and TTC.

          "Subsidiary":  of any Person shall mean any corporation or other legal
           ----------
entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "Tanning Parties":  as defined in the preamble to this Agreement.
           ---------------

          "TFP":  as defined in the preamble to this Agreement.
           ---

          "TTC":  as defined in the preamble to this Agreement.
           ---

          "Voting Common Stock":  Common Stock the holders of which are
           -------------------
generally entitled to vote for the election of the board of directors of the Company.

          "WinSoft":  as defined in the preamble to this Agreement.
           -------

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

          Section 2.1.  Representations and Warranties.  (a)  Each of the
                        ------------------------------
parties hereto hereby represents and warrants to each other party hereto as follows: It has all requisite power (corporate or otherwise) and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action (corporate or otherwise) on its part. This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation enforceable against it in accordance with its terms except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, it in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby by it does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to it or any material agreement to which it is a party.

          (b) Each of the Shareholders hereby represents and warrants to each other Shareholder and the Company, that he or it is the record and beneficial owner of the Shares as set forth on Schedule 2.1, free and clear of all liens and encumbrances.

                                  ARTICLE III
                              REGISTRATION RIGHTS

          Section 3.1.  Demand Registrations.
                        --------------------

          (a) Requests for Registration.  Subject to Sections 3.1(c) and 3.3,
              -------------------------
(x) TTC shall have the right to make a total of two requests for registration under the Securities Act of all or part of the Registrable Securities held by TTC on Form S-1 or any similar long-form registration or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations")
                                                    ------------------------
and (y) during any twelve month period following the date hereof, the Shareholders owning a majority of the Shares held by the Tanning Parties shall have the right to request one registration of all or part of the Registrable Securities held by them; provided that any request for a Demand Registration (as defined below) shall not be otherwise deemed to be effective unless such request includes Registrable Securities which have an estimated value of no less than $25 million in the case of Demand Registrations other than Short-Form Registrations, and $15 million, in the case of Short-Form Registrations. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. All registrations requested pursuant to this Section 3.1(a) are referred to herein as "Demand Registrations."
                       --------------------

          (b) Short-Form Registrations.  Demand Registrations will be Short-Form
              ------------------------
Registrations whenever the Company is permitted to use a Short-Form
Registration.

          (c) Restrictions on Demand Registrations.  The Company will not be
              ------------------------------------
obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. Not more than once in any twelve month period following the date hereof, the Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors determines, in its good faith judgment, that there exists material nonpublic information about the Company which the Board of Directors does not wish to disclose in a registration statement and which information would otherwise be required by the Securities Act to be disclosed in a registration statement to be filed pursuant to this
Article III, provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such registration.

          (d) Selection of Underwriters.  TTC shall have the right to select the
              -------------------------
managing underwriters for any Demand Registration requested by it. Such managing underwriter shall be of national prominence and shall have nationally recognized research coverage in the information technology sector. If the Tanning Parties make a request for a Demand Registration, the Shareholders owning a majority of the Shares held by the Tanning Parties will have the right to select the managing underwriters to administer the offering, who shall be of national prominence and reasonably acceptable to the Company.

          (e) Other Registration Rights.  Except as provided in this Agreement,
              -------------------------
the Company will not grant to any Person the right to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities without the prior written consent of TTC.

          Section 3.2.  Piggyback Registration.
                        ----------------------

          (a) Right to Piggyback.  Whenever the Company proposes to register any
              ------------------
of its equity securities under the Securities Act (other than its initial public offering and other than a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or
                                           ----------------------
not for sale for its own account, the Company will give prompt written notice to TTC and each Tanning Party, of its intention to effect such a registration and will (subject to subparagraphs (b) and (c), below) include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b) Priority on Primary Registrations.  If a Piggyback Registration is
              ---------------------------------
an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Shares of Registrable Securities held (or subject to stock options held) by each such holder and (iii) third, other securities requested to be included in such registration pro rata among the respective holders thereof on the basis of the number of Shares of securities held by each such holder.

          (c) Priority on Secondary Registrations.  If a Piggyback Registration
              -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to such holders, the Company will include in such registration, subject to Section 3.2.(e), (i) first, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Shares of Registrable Securities held (or subject to stock options held) by each such holder and (ii) second, other securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Shares of securities held by each such holder.

          (d) Unlimited Piggyback Registrations.  There is no limitation on the
              ---------------------------------
number of Piggyback Registrations which the Company is obligated to effect. No Piggyback Registration shall relieve the Company of its obligations to effect Demand Registrations.

          (e) The Company's Right to Participate in a Demand Registration.  The
              -----------------------------------------------------------
Company may participate in any Demand Registration effected pursuant to Section
3.1 in an amount up to 25% of the shares of Common Stock to be registered for sale in such offering.

          Section 3.3.  Holdback Agreements.  (a)  (i)  If requested in writing
                        -------------------
by the Company or the managing underwriters, if any, of any registration effected pursuant to Section 3.1 or 3.2, the parties hereto agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the Company or the managing underwriters, not to exceed seven days prior to and the 180-day period beginning on the effective date of such underwritten registration (except as part of such underwritten registration).

          (ii) In connection with the termination, liquidation or dissolution of any of the limited liability companies comprising TTC, AEA agrees (A) that Common Stock of the Company owned by such limited liability companies shall be distributed subject to such customary transfer restrictions (not to exceed 180 days in duration) as shall be reasonably requested (in connection with the execution of such offering) by the managing underwriters of any registration effected or to be effected pursuant to Section 3.1 or 3.2 (or, if no such registration is then contemplated to be effected, transfer restrictions (not to exceed 180 days in duration) of the same nature and extent as those agreed to by holders of 80% of the registrable securities held by the Tanning Parties), and
(B) to arrange for extensions of such restrictions at the termination thereof to the extent, on the terms (not to exceed 180 days in duration), and with respect to those shareholders ("Covered Shareholders") reasonably requested (in connection with the execution of such offering) by the managing underwriter of any registration effected or to be effected pursuant to Section 3.1 or 3.2. In no event shall the transfer restrictions referred to in the preceding sentence exceed a total duration of 18 months, and in no event shall AEA be obligated to obtain transfer restriction arrangements with respect to any holder of Common Stock who was previously determined by the relevant underwriter not to be a Covered Shareholder.

          (b) If requested in writing by the managing underwriters of any registration effected pursuant to Section 3.1 or 3.2, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed seven days prior to and during the 180-day period beginning on the effective date of any such underwritten registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering), to so agree (except as part of such underwritten registration, if otherwise permitted).

          Section 3.4.  Registration Procedures.  Whenever the parties hereto
                        -----------------------
have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 3.7(b)) or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (l) obtain a cold "comfort letter", dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

          (m) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included herein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Section 3.5.  Registration Expenses.  (a)  The Company shall pay all
                        ---------------------
Registration Expenses relating to any registration of Registrable Securities hereunder. "Registration Expenses" shall mean any and all fees and expenses
            ---------------------
incident to the Company's performance of or compliance with this Article III, including, without limitation: (i) Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq National Market, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including, without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) with respect to each registration, reasonable fees and disbursements of one counsel for all of the selling holders of Shares (selected by the holders making the Demand Registration request, in the case of a registration pursuant to Section 3.1, and selected by the holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 3.2), (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, and (viii) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

          (b) Notwithstanding the foregoing, (i) the provisions of this Section
3.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to the Registrable Securities included in the offering by such holder.

          Section 3.6.  Indemnification.  (a)  The Company agrees to indemnify
                        ---------------
and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 3.6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and documents as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) and its attorneys and accountants against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, controlling person, attorney or accountant may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive (for the benefit of the transferor) the transfer of securities by any holder thereof. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          Section 3.7.  Participation in Underwritten Registrations.  (a)  If
                        -------------------------------------------
requested by the underwriters for any underwritten offering pursuant to a Demand Registration requested under Section 3.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the party making such Demand Registration and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type. In the case of a registration pursuant to Section 3.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type. Any holder participating in such Piggyback Registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holder.

          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 3.4(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.4(e).

          Section 3.8.  Current Public Information.  At all times after the
                        --------------------------
Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

          Section 3.9.  Cooperation.  Each of the parties hereto agrees to
                        -----------
cooperate with the Company and to take all action necessary to assist the Company in the registration of any debt or equity securities, subject to the terms and conditions of this Agreement.

                                   ARTICLE IV
                                  TERMINATION

          The rights and obligations of any Shareholder contained in this Agreement, including the rights to Demand Registrations and Piggyback Registration shall terminate, at any time from and after the date hereof, upon the earlier of (a) the first date on which such Shareholder (including TTC, prior to the termination, liquidation or dissolution of the limited liability companies comprising TTC) owns less than 200,000 shares of Common Stock or, (b) with respect to the persons who were members of the limited liability companies comprising TTC (following the termination, liquidation or dissolution thereof), the date that the transfer restrictions to which such persons are subject pursuant to Section 3.3(a)(ii) lapse, are terminated, or otherwise cease to be effective, but, with respect to this clause (b), in no event later than 18 months following the date of termination, liquidation, or dissolution of any of the limited liability companies comprising TTC.

                                   ARTICLE V
                               GENERAL PROVISIONS

          Section 5.1.  Effective Date.  The effective date of this Agreement
                        --------------
shall be the closing date of the Company's initial public offering (the "Effective Date"). If the Effective Date does not occur on or prior to October
 --------------
31, 1999, or the transactions contemplated thereby are abandoned, this Agreement shall be of no further force and effect and the Original Registration Rights Agreement shall continue to be in full force and effect. Notwithstanding the foregoing, by their execution hereof, the parties hereto confirm their waiver of any rights to participate in the initial public offering contemplated by the Company's Registration Statement on S-1 initially filed with the Securities and Exchange Commission on May 17, 1999.

          Section 5.2.  Exclusive Agreement; No Third-Party Beneficiaries. This
                        -------------------------------------------------
Agreement, the Stock Purchase Agreement and the Related Agreements (as defined in the Stock Purchase Agreement) constitute the sole understanding of the parties with respect to the subject matter hereof and any verbal or written communication between the parties prior to the adoption of this Agreement shall be deemed merged herein and of no further force and effect. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 5.3.  Governing Law, Etc.  This Agreement shall be construed
                        ------------------
in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America in each case located in the County of New Castle for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 5.6 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America in each case located in the County of New Castle and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          Section 5.4.  Successors and Assigns.  Except as otherwise provided
                        ----------------------
herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the holders of 80% of the issued and outstanding Voting Common Stock held by the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, but subject to Article IV hereof, following the termination, liquidation or dissolution of any of the limited liability companies comprising TTC, the rights herein to request and participate in registrations, and all other rights with respect to TTC, shall continue in full force and effect for the benefit of the members of such limited liability companies, such rights to be exercised on their behalf by AEA.

          Section 5.5.  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

          Section 5.6.  Notices.  Any notice, request, instruction or other
                        -------
document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid:

               (a) If to any of the Tanning Parties, to:

               Tanning Technology Corporation
               4600 South Ulster Street, Suite 380
               Denver, Colorado  80237
               Attention:  Mark W. Reinhardt
               Telecopy:  303 220-9958

               (b) If to TTC, to:

               AEA Tanning Investors Inc.
               c/o AEA Investors Inc.
               Park Avenue Tower
               65 East 55th Street
               New York, New York  10022
               Attention:  Christine J. Smith, Esq.
               Telecopy:  212 702-0518

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attention:  Sanford Krieger, Esq.
               Telecopy:  212 859-4000

     or at such other address for a party as shall be specified by like notice.

          Section 5.7.  Counterparts; Facsimile Signatures.  This Agreement may
                        ----------------------------------
be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Delivery of a photocopy or transmission by telecopy of a signed signature page of this Agreement shall constitute delivery of such signed signature page; provided, however, that each party shall provide each other party an originally executed copy of such signature page as promptly as practicable.

          Section 5.8.  Interpretation.  When a reference is made in this
                        --------------
Agreement to Articles, Sections, Schedule or Exhibits, such reference is to an Article or a Section of, Schedule to, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

          Section 5.9.  Amendment.  This Agreement may not be amended except
                        ---------
by an instrument in writing signed on behalf of the holders of 80% of the issued and outstanding Voting Common Stock held by the parties hereto; provided however, that no amendment may be made which adversely affects any rights of a party hereto without the written agreement of such party (except to the extent affecting all Shareholders equally with respect to rights granted to all Shareholders equally).

          Section 5.10.  Extension; Waiver.  At any time the parties may
                         -----------------
extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          Section 5.11.  Enforcement of Agreement.  The parties hereto agree
                         ------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to any injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware court, this being in addition to any other remedy to which they may be entitled at law or in equity.

          Section 5.12.  Further Assurances.  At any time, or from time to time,
                         ------------------
after the date hereof, the parties agree to cooperate with each other , and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further actions as any party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                             TANNING TECHNOLOGY CORPORATION



                             By: ___________________________________
                                 Name:
                                 Title:


                             COURTNEY ROSE CORPORATION



                             By: ___________________________________
                                 Name:
                                 Title:


                             WINSOFT CORPORATION



                             By: ___________________________________
                                 Name:
                                 Title:



                             HIPPELI ENTERPRISES, INC.



                             By: ___________________________________
                                 Name:
                                 Title:

                             ___________________________________
                             Stephen Brobst



                             TANNING FAMILY PARTNERSHIP, L.L.L.P.

                             By Courtney Rose Corporation,
                                its general partner


                               By: ___________________________________
                                   Name:
                                   Title:



                             ___________________________________
                             Larry G. Tanning



                             ___________________________________
                             Christine A. Tanning



                             LARRY G. TANNING GRANTOR
                             RETAINED ANNUITY TRUST

                             By Larry G. Tanning,
                                its trustee


                               By: ___________________________________
                                   Name:  Larry G. Tanning
                                   Title: Trustee

                              CHRISTINE A. TANNING GRANTOR
                              RETAINED ANNUITY TRUST

                              By Christine A. Tanning,
                                 its trustee


                                By: ___________________________________
                                    Name:  Christine A. Tanning
                                    Title: Trustee



                              ___________________________________
                              Bipin Agarwal



                              ___________________________________
                              Toni Hippeli



                              ___________________________________
                              Henry Skelsey



                              AEA TANNING INVESTORS INC.


                                By: ___________________________________
                                    Name:  Christopher Mahan
                                    Title: Vice President

                             TTC INVESTORS I LLC

                             By AEA Tanning Investors Inc.,
                                its managing member


                               By: ___________________________________
                                   Name:  Christopher Mahan
                                   Title: Vice President


                             TTC INVESTORS II LLC

                             By AEA Tanning Investors Inc.,
                                its managing member


                               By: ___________________________________
                                   Name:  Christopher Mahan
                                   Title: Vice President



                             TTC INVESTORS IA LLC

                             By AEA Tanning Investors Inc.,
                                its managing member


                               By: ___________________________________
                                   Name:  Christopher Mahan
                                   Title: Vice President

                             TTC INVESTORS IIA LLC

                             By AEA Tanning Investors Inc.,
                                its managing member


                               By: ___________________________________
                                   Name:  Christopher Mahan
                                   Title: Vice President